UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN CONSENT STATEMENT

SCHEDULE 14A INFORMATION

Consent Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Consent Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Consent Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ZIOPHARM ONCOLOGY, INC.
(Name of Registrant as Specified in Its Charter)

ROBERT W. POSTMA WATERMILL ASSET MANAGEMENT CORP. JAIME VIESER HOLGER WEIS
(Name of Persons(s) Filing Consent Statement, if Other Than the Registrant)

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Item 1: On December 17, WaterMill Asset Management Corp. (“WaterMill”) issued the following press release:

WaterMill Asset Management Issues Statement Regarding Consent Solicitation at Ziopharm Oncology

Highlights That Holders of More Than 50% of Ziopharm’s Outstanding Shares Consented to Adding Each of WaterMill’s Director Candidates

Thanks Shareholders for Significant Support and Reaffirms Commitment to Always Doing What is Best for Ziopharm

NEW YORK--(BUSINESS WIRE)--WaterMill Asset Management Corp. (together with its affiliates, “WaterMill” or “we”), a sizable and long-term shareholder of Ziopharm Oncology, Inc. (NASDAQ: ZIOP) (“Ziopharm” or the “Company”), today announced that it received the requisite number of written consents to add all three of its director candidates – Robert Postma, Jaime Vieser and Holger Weis – to the Company’s Board of Directors (the “Board”). Although each member of WaterMill’s slate received support from holders of more than 50% of Ziopharm’s outstanding shares, only Messrs. Vieser and Weis are able to join as directors due to the Company’s Board currently being capped at eight members. WaterMill also received the requisite number of consents to remove Scott Tariff from the Board.

Robert Postma, principal and founder of WaterMill, commented:

“We are pleased that Jaime and Holger have joined Ziopharm’s Board at this critical point in time. Jaime’s capital allocation acumen, ownership perspectives and turnaround experience will be tremendous assets in the boardroom. Holger’s c-level background in the life sciences sector, commercial intensity and finance expertise will also be extremely helpful in the pivotal months to come. They are fully committed to putting this contest behind them and immediately helping the Board chart the right path forward. Now that nearly 40% of the Board has been refreshed in recent weeks, Ziopharm should be well-positioned to begin enhancing its corporate governance and prioritizing strategic initiatives that are most likely to create meaningful near-term value for shareholders, providers and patients.”

Mr. Postma concluded:

“WaterMill also wants to take this opportunity to thank its fellow shareholders for their incredibly thoughtful engagement throughout this process. While we anticipate that many supportive shareholders will be disappointed that our full slate is not joining the Board at this time, WaterMill is constructively engaging with Ziopharm to try to ensure that the message sent by a critical mass of investors is respected. WaterMill remains committed to always doing what is best for Ziopharm.”

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Contacts

For Investors:

Saratoga Proxy Consulting
John Ferguson / Joe Mills, 212-257-1311
jferguson@saratogaproxy.com / jmills@saratogaproxy.com

For Media:

Profile
Greg Marose / Charlotte Kiaie, 347-343-2999
gmarose@profileadvisors.com / ckiaie@profileadvisors.com

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Item 2: Also on December 17, 2020, WaterMill posted the following materials to www.FixZiopharm.com: